Exhibit 99.1



                                                                  PRESS RELEASE


                SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS


Fort Lauderdale, Florida
February 22, 2007

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the fourth quarter ended December 31, 2006 of $58.4 million, or $2.12 per diluted share, on operating revenues of $337.2 million. For the twelve months ended December 31, 2006, net income was $234.4 million, or $8.44 per diluted share, on operating revenues of $1,323.4 million.

For the fourth quarter ended December 31, 2005, net income was $106.5 million, or $3.76 per diluted share, on operating revenues of $334.1 million. For the twelve months ended December 31, 2005, net income was $170.7 million, or $6.95 per diluted share, on operating revenues of $972.0 million.

As a result of the repatriation of foreign earnings under the provisions of the American Job Creation Act of 2004, net income for the fourth quarter ended December 31, 2005 included a $46.2 million income tax benefit, or $1.61 per diluted share and a foreign currency gain of $10.7 million, net of tax, or $0.37 per diluted share.

For the immediately preceding quarter ended September 30, 2006, the Company reported net income of $63.2 million, or $2.28 per diluted share, on operating revenues of $349.4 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income in the fourth quarter was $75.2 million on operating revenues of $174.8 million compared to operating income of $70.6 million on operating revenues of $179.7 million in the preceding quarter. Fourth quarter results included $13.8 million in gains on asset dispositions compared to $10.2 million in gains in the preceding quarter.

Overall average day rates continued to improve increasing from $9,564 per day to $10,447 per day. The most significant improvements were in the Gulf of Mexico and West Africa, where average day rates increased by 13.9% and 4.7%, respectively. Average rates were also significantly higher in the Middle East due to more sophisticated equipment operating in that region.

The number of days worked in the fourth quarter declined by 1,977 or 10.9%. This was due to a combination of lower overall utilization, which fell from 87.7% to 82.3%, and a 1,065, or 5.1% reduction in the number of days available for charter, as a result of a net decrease in fleet count.

Utilization improved in all international regions except in West Africa where there was a heavy drydock and repair schedule in the fourth quarter. In the Gulf of Mexico demand for anchor handling, supply and towing supply vessels remained at high levels with most vessels remaining fully utilized except for reasons of survey or repair. Demand for crew boats and mini-supply vessels decreased due to a reduction in shelf activity and a seasonal decline in construction activity.

MARINE TRANSPORTATION SERVICES - Operating income in the fourth quarter was $2.2 million on operating revenues of $34.4 million compared with operating income of $3.4 million on operating revenues of $35.6 million in the preceding quarter.

The decrease in operating income was primarily due to one vessel being off-hire for the entire quarter while undergoing a retrofit to a double-hull configuration and completing a regulatory dry-docking.

INLAND RIVER SERVICES - Operating income in the fourth quarter was $16.1 million on operating revenues of $37.8 million compared with operating income of $15.4 million on operating revenues of $38.8 million in the preceding quarter.

Operating revenues were slightly lower due to a reduction in available barge days following the return of 20 barges that had been chartered-in on a multi year arrangement and the contribution of 27 barges into a new joint venture company.

The improvement in operating income was primarily due to a reduction in towing costs because of lower fuel prices and the reduction in fleet size.

AVIATION SERVICES - Operating income in the fourth quarter was $3.4 million on operating revenues of $38.9 million compared to an operating income of $3.7 million on operating revenues of $43.8 million in the preceding quarter. Fourth quarter results included $7.1 million in gains on asset dispositions compared to $1.9 million in gains in the preceding quarter.

The decrease in operating income was primarily due to seasonal factors affecting revenues generated from flightseeing operations in Alaska which were inactive in the fourth quarter together with a decrease in flight hours in the Gulf of Mexico because of adverse weather conditions.

ENVIRONMENTAL SERVICES - Operating income in the fourth quarter was $4.6 million on operating revenues of $40.8 million compared to operating income of $5.9 million on operating revenues of $38.9 million in the preceding quarter. The decrease in operating income was primarily due to lower revenues from retainer service contracts and response services, partially offset by higher revenues from project management and consulting activity.

DERIVATIVE TRANSACTIONS - Derivative transactions, primarily consisting of interest rate swaps and foreign currency contracts, resulted in gains of $3.3 million in the fourth quarter compared to gains of $2.8 million in the preceding quarter.

FOREIGN CURRENCY TRANSACTIONS - Foreign currency transaction gains were $0.3 million in the fourth quarter compared to $0.7 million in the preceding quarter.

MARKETABLE SECURITY TRANSACTIONS - Marketable security and short sale transactions resulted in losses of $6.6 million in the fourth quarter compared to gains of $4.5 million in the preceding quarter.

EQUITY IN EARNINGS (LOSSES) OF 50% OR LESS OWNED COMPANIES - Equity losses from joint ventures were $0.2 million in the fourth quarter compared to earnings of $2.6 million in the preceding quarter. During the fourth quarter the Company provided $7.0 million for income taxes on the accumulated earnings of certain foreign joint ventures which had previously been deemed permanently reinvested overseas. Additionally, the Company recognized earnings of $5.0 million, net of tax, on the fourth quarter disposition of an asset from one of its foreign joint ventures.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of December 31, 2006 consisted primarily of marine service vessels, harbor tugs, helicopters, barges and capital improvements to certain of the existing marine transportation fleet and totaled $567.9 million, of which $335.9 million is payable in 2007, with the remaining balance payable through 2009. Of these commitments, approximately $177.3 million may be terminated without further liability other than the payment of liquidated damages of $26.9 million in the aggregate. Subsequent to the end of the quarter the Company committed to purchase additional property and equipment for $70.1 million. As of December 31, 2006 the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $925.7 million.

                                    * * * * *

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services. Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Helicopter Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter-related risks of Offshore Marine Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for our tanker and towing services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, our integration of the internal controls and procedures of Seabulk International, Inc. to continue our compliance with the Sarbanes-Oxley Act of 2002 and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 627-6380 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                               THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                  DECEMBER 31,                DECEMBER 31,
                                                            -------------------------- ---------------------------
                                                                2006         2005          2006           2005
                                                            ------------------------------------------------------
Operating Revenues                                          $     337,183 $   334,119  $   1,323,445  $    972,004
                                                            ------------- -----------  -------------  ------------

Costs and Expenses:
   Operating expenses                                             189,799     177,012        743,200       589,928
   Administrative and general                                      35,522      36,256        130,760       105,195
   Depreciation and amortization                                   40,159      44,405        166,714       127,714
                                                            ------------- -----------  -------------  ------------
                                                                  265,480     257,673      1,040,674       822,837
                                                            ------------- -----------  -------------  ------------

Gains on Asset Dispositions and Impairments, Net                   20,957      13,575         77,977        28,285
                                                            ------------- -----------  -------------  ------------

Operating Income                                                   92,660      90,021        360,748       177,452
                                                            ------------- -----------  -------------  ------------

Other Income (Expense):
   Interest income                                                 11,492       6,284         37,993        19,201
   Interest expense                                               (13,457)    (16,470)       (53,679)      (48,152)
   Derivative transaction gains (losses), net                       3,258        (881)         6,343        (7,074)
   Foreign currency transaction gains, net                            332      16,895          2,358        23,183
   Marketable security transaction gains (losses), net             (6,626)      2,957         (9,003)       28,081
   Other, net                                                         207         176            947         1,707
                                                            ------------- -----------  -------------  ------------
                                                                   (4,794)      8,961        (15,041)       16,946
                                                            ------------- -----------  -------------  ------------
Income from Continuing Operations Before Income Tax
   Expense (Benefit), Minority Interest in (Income) Loss
   of Subsidiaries and Equity In Earnings (Losses) of 50%
   or Less Owned Companies                                         87,866      98,982        345,707       194,398
Income Tax Expense (Benefit)                                       28,949      (6,336)       125,120        29,746
                                                            ------------- -----------  -------------  ------------
Income from Continuing Operations Before Minority Interest
   in (Income) Loss of Subsidiaries and Equity in Earnings
   (Losses) of 50% or Less Owned Companies                         58,917     105,318        220,587       164,652
Minority Interest in (Income) Loss of Subsidiaries                   (367)        (71)        (1,005)           32
Equity in Earnings (Losses) of 50% or Less Owned Companies           (195)      1,250         14,812         5,661
                                                            ------------- -----------  -------------  ------------
Income from Continuing Operations                                  58,355     106,497        234,394       170,345
Income from Discontinued Operations                                    --          --             --           364
                                                            ------------- -----------  -------------  ------------
Net Income                                                  $      58,355 $   106,497  $     234,394  $    170,709
                                                            ============= ===========  =============  ============

Basic Earnings Per Common Share:
   Income from Continuing Operations                        $        2.40 $      4.28  $        9.52  $       7.89
   Income from Discontinued Operations                                 --          --             --          0.02
                                                            ------------- -----------  -------------  ------------
   Net Income                                               $        2.40 $      4.28  $        9.52  $       7.91
                                                            ============= ===========  =============  ============

Diluted Earnings Per Common Share:
   Income from Continuing Operations                        $        2.12 $      3.76  $        8.44  $       6.93
   Income from Discontinued Operations                                 --          --             --          0.02
                                                            ------------- -----------  -------------  ------------
   Net Income                                               $        2.12 $      3.76  $        8.44  $       6.95
                                                            ============= ===========  =============  ============

Weighted Average Common Shares Outstanding:
   Basic                                                           24,311      24,884         24,634        21,595
   Diluted                                                         28,053      28,618         28,350        25,273


                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                                                  THREE MONTHS ENDED
                                                     --------------------------------------------------------------------------
                                                        DEC. 31,        SEP. 30,       JUN. 30,      MAR. 31,       DEC. 31,
                                                          2006            2006           2006          2006           2005
                                                     --------------   ------------  -------------  -------------  -------------
Operating Revenues                                   $      337,183   $    349,361  $     330,986  $     305,915  $     334,119
                                                     --------------   ------------  -------------  -------------  -------------

Costs and Expenses:
   Operating expenses                                       189,799        196,608        187,149        169,644        177,012
   Administrative and general                                35,522         30,880         32,865         31,493         36,256
   Depreciation and amortization                             40,159         40,977         42,318         43,260         44,405
                                                     --------------   ------------  -------------  -------------  -------------
                                                            265,480        268,465        262,332        244,397        257,673
                                                     --------------   ------------  -------------  -------------  -------------

Gains on Asset Dispositions and Impairments, Net             20,957         12,054         24,089         20,877         13,575
                                                     --------------   ------------  -------------  -------------  -------------

Operating Income                                             92,660         92,950         92,743         82,395         90,021
                                                     --------------   ------------  -------------  -------------  -------------

Other Income (Expense):
     Interest income                                         11,492         10,279          9,086          7,136          6,284
     Interest expense                                       (13,457)       (13,307)       (12,847)       (14,068)       (16,470)
   Derivative transaction gains (losses), net                 3,258          2,813          3,084         (2,812)          (881)
   Foreign currency transaction gains, net                      332            650          1,217            159         16,895
   Marketable security transaction gains (losses),
     net                                                     (6,626)         4,549         (3,341)        (3,585)         2,957
   Other, net                                                   207            117            595             28            176
                                                     --------------   ------------  -------------  -------------  -------------
                                                             (4,794)         5,101         (2,206)       (13,142)         8,961
                                                     --------------   ------------  -------------  -------------  -------------
Income Before Income Tax Expense (Benefit),
   Minority Interest in Income of Subsidiaries and
   Equity In Earnings (Losses) of 50% or Less
   Owned Companies                                           87,866         98,051         90,537         69,253         98,982
Income Tax Expense (Benefit)                                 28,949         37,037         33,703         25,431         (6,336)
                                                     --------------   ------------  -------------  -------------  -------------
Income Before Minority Interest in Income of
   Subsidiaries and Equity in Earnings (Losses) of
   50% or Less Owned Companies                               58,917         61,014         56,834         43,822        105,318
Minority Interest in Income of Subsidiaries                    (367)          (451)          (104)           (83)           (71)
Equity in Earnings (Losses) of 50% or Less Owned
Companies                                                      (195)         2,607          6,031          6,369          1,250
v
Net Income                                           $       58,355   $     63,170  $      62,761  $      50,108  $     106,497
                                                     ==============   ============  =============  =============  =============

Basic Earnings Per Common Share                      $         2.40   $       2.57  $        2.52  $        2.02  $        4.28

Diluted Earnings Per Common Share                    $         2.12   $       2.28  $        2.24  $        1.80  $        3.76

Weighted Average Common Shares Outstanding:
   Basic                                                     24,311         24,575         24,869         24,767         24,884
   Diluted                                                   28,053         28,282         28,568         28,495         28,618
Common Shares Outstanding at Period End                      24,519         24,457         24,801         25,076         24,819


                              SEACOR HOLDINGS INC.
                   OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                            (IN THOUSANDS, UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                    ----------------------------------------------------------------------------
                                                      DEC. 31,        SEP. 30,        JUN. 30,        MAR. 31,       DEC. 31,
                                                        2006            2006            2006            2006           2005
                                                    ------------  ----------------  -------------  --------------  -------------

OFFSHORE MARINE SERVICES
------------------------
Operating Revenues                                  $    174,753  $        179,687  $     168,285  $      159,852  $     168,823
                                                    ------------  ----------------  -------------  --------------  -------------
Costs and Expenses:
   Operating expenses                                     82,988            89,791         86,695          79,506         85,377
   Administrative and general                             13,101            10,118         11,470          11,688         12,809
   Depreciation and amortization                          17,239            19,353         21,793          23,127         22,772
                                                    ------------  ----------------  -------------  --------------  -------------
                                                         113,328           119,262        119,958         114,321        120,958
                                                    ------------  ----------------  -------------  --------------  -------------

Gains on Asset Dispositions and Impairments, Net          13,797            10,168         22,489          20,552          6,578
                                                    ------------  ----------------  -------------  --------------  -------------
Operating Income                                    $     75,222  $         70,593  $      70,816   $      66,083  $      54,443
                                                    ============  ================  =============  ==============  =============

MARINE TRANSPORTATION SERVICES
------------------------------
Operating Revenues                                  $     34,408  $         35,617  $       37,446 $       37,724  $      36,625
                                                    ------------  ----------------  -------------  --------------  -------------
Costs and Expenses:
   Operating expenses                                     20,941            21,017          18,064         21,471         17,677
   Administrative and general                              1,096             1,064           1,049            964            874
   Depreciation and amortization                          10,159            10,159          10,162         10,185         11,641
                                                    ------------  ----------------  -------------  --------------  -------------
                                                          32,196            32,240          29,275         32,620         30,192
                                                    ------------  ----------------  -------------  --------------  -------------

Gains on Asset Dispositions                                   --                --             --              --             --
                                                    ------------  ----------------  -------------  --------------  -------------
Operating Income                                    $      2,212  $          3,377  $        8,171 $        5,104  $       6,433
                                                    ============  ================  =============  ==============  =============

INLAND RIVER SERVICES
---------------------
Operating Revenues                                  $     37,841  $         38,798  $      36,339   $      34,488  $      40,666
                                                    ------------  ----------------  -------------  --------------  -------------
Costs and Expenses:
   Operating expenses                                     16,752            18,563         18,649          15,395         18,498
   Administrative and general                              1,330             1,013            829             816            691
   Depreciation and amortization                           3,755             3,804          3,267           3,474          3,479
                                                    ------------  ----------------  -------------  --------------  -------------
                                                          21,837            23,380         22,745          19,685         22,668
                                                    ------------  ----------------  -------------  --------------  -------------

Gains on Asset Dispositions                                   84                --             --              --             --
                                                    ------------  ----------------  -------------  --------------  -------------
Operating Income                                    $     16,088  $         15,418  $      13,594  $       14,803  $      17,998
                                                    ============  ================  =============  ==============  =============

AVIATION SERVICES
-----------------
Operating Revenues                                  $     38,858  $         43,799  $      39,903  $       33,454  $      38,856
                                                    ------------  ----------------  -------------  --------------  -------------
Costs and Expenses:
   Operating expenses                                     32,818            33,269         29,137          26,345         26,960
   Administrative and general                              3,880             3,413          4,158           3,494          4,571
   Depreciation and amortization                           5,847             5,264          4,591           4,254          4,199
                                                    ------------  ----------------  -------------  --------------  -------------
                                                          42,545            41,946         37,886          34,093         35,730
                                                    ------------  ----------------  -------------  --------------  -------------

Gains on Asset Dispositions                                7,065             1,880          1,818             325          7,024
                                                    ------------  ----------------  -------------  --------------  -------------
Operating Income (Loss)                             $      3,378  $          3,733  $       3,835  $         (314) $      10,150
                                                    ============  ================  =============  ==============  =============

ENVIRONMENTAL SERVICES
----------------------
Operating Revenues                                  $     40,762  $         38,885  $      36,946  $       27,923  $      37,583
                                                    ------------  ----------------  -------------  --------------  -------------
Costs and Expenses:
   Operating expenses                                     29,931            26,370         26,345          20,508         21,852
   Administrative and general                              5,101             5,931          5,156           4,405          4,669
   Depreciation and amortization                           1,153               731            741             733            664
                                                    ------------  ----------------  -------------  --------------  -------------
                                                          36,185            33,032         32,242          25,646         27,185
                                                    ------------  ----------------  -------------  --------------  -------------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                                           11                 6           (215)             --            (27)
                                                    ------------  ----------------  -------------  --------------  -------------
Operating Income                                    $      4,588  $          5,859  $       4,489  $        2,277  $      10,371
                                                    ============  ================  =============  ==============  =============

                              SEACOR HOLDINGS INC.
             OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                            (IN THOUSANDS, UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                    ----------------------------------------------------------------------------
                                                       DEC. 31,       SEP. 30,         JUN. 30,       MAR. 31,       DEC. 31,
                                                         2006           2006             2006           2006           2005
                                                    --------------  -------------   --------------  -------------  -------------
HARBOR AND OFFSHORE TOWING  SERVICES
Operating Revenues                                  $       11,632  $      12,552   $       12,156  $      12,884  $      11,949
                                                    --------------  -------------   --------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                        7,252          7,744            8,336          6,841          7,043
   Administrative and general                                2,089          1,662            1,851          1,604          1,663
   Depreciation and amortization                             1,264          1,265            1,275          1,259          1,303
                                                    --------------  -------------   --------------  -------------  -------------
                                                            10,605         10,671           11,462          9,704         10,009
                                                    --------------  -------------   --------------  -------------  -------------

Gains on Asset Dispositions                                     --             --               --             --             --
                                                    --------------  -------------   --------------  -------------  -------------
Operating Income                                    $        1,027  $       1,881   $          694  $       3,180  $       1,940
                                                    ==============  =============   ==============  =============  =============

CORPORATE AND ELIMINATIONS
Operating Revenues                                  $       (1,071) $          23   $          (89) $        (410) $        (383)
                                                    --------------  -------------   --------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                         (883)          (146)             (77)          (422)          (395)
   Administrative and general                                8,925          7,679            8,352          8,522         10,979
   Depreciation and amortization                               742            401              489            228            347
                                                    --------------  -------------   --------------  -------------  -------------
                                                             8,784          7,934            8,764          8,328         10,931
                                                    --------------  -------------   --------------  -------------  -------------

Losses on Asset Dispositions                                    --             --               (3)            --             --
                                                    --------------  -------------   --------------  -------------  -------------
Operating Loss                                      $       (9,855) $      (7,911)  $       (8,856) $      (8,738) $     (11,314)
                                                    ==============  =============   ==============  =============  =============

                              SEACOR HOLDINGS INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                            (IN THOUSANDS, UNAUDITED)


                                                 DEC. 31,         SEP. 30,         JUN. 30,        MAR. 31,         DEC. 31,
                                                   2006             2006             2006            2006             2005
                                               -------------    -------------    ------------    -------------    ------------
Cash, Cash Equivalents, Restricted Cash,
   Securities, Construction Reserve
   Funds, and Title XI Reserve Funds           $     925,725    $     839,057    $    803,360    $     764,649    $    684,521
Receivables                                          312,956          282,040         278,000          270,794         260,831
Current Assets                                       938,369          893,813         915,245          900,488         839,091
Net Property and Equipment                         1,770,210        1,764,990       1,737,811        1,733,757       1,759,393
Total Assets                                       3,252,982        3,076,296       3,014,963        2,961,627       2,885,141
Current Portion of Long-term Debt and
   Capital Lease Obligations                          11,708           10,443           8,970           10,420          10,505
Current Liabilities                                  295,509          287,872         287,797          280,279         247,906
Long-term Debt & Capital Lease Obligations           961,003          964,567         955,567          964,096         977,635
Stockholders' Equity                               1,557,078        1,493,036       1,458,302        1,418,190       1,361,305


















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